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                       SECURITIES AND EXCHANGE COMMISSION
                            Washington, D.C.  20549



                                    FORM 8-K


               Current Report Pursuant to Section 13 or 15(d) of
                      the Securities Exchange Act of 1934


      Date of report (Date of earliest event reported):   January 13, 1997
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                            APOGEE ENTERPRISES, INC.
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             (Exact name of registrant as specified in its charter)



          Minnesota                         0-6365                41-0919654
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(State or other jurisdiction of          (Commission           (I.R.S. Employer
incorporation or organization)           File Number)        Identification No.)

      7900 Xerxes Avenue South, Suite 1800, Minneapolis, Minnesota      55431
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             (Address of principal executive offices)                (Zip Code)



Registrant's telephone number, including area code:   (612) 835-1874
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                                Not Applicable
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        (Former name or former address, if changed since last report.)

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Item 5.   Other Events.
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          The Company is party to a litigation involving the sale to the Company of its joint venture partner's 50% interest in two businesses. The litigation has previously been described in Item 3 of the Company's Annual Report on Form 10-K for the fiscal year ended March 2, 1996, and in the Management's Discussion and Analysis of Financial Condition and Results of Operations sections of each of the Company's Quarterly Reports on Form 10-Q for the quarters ended June 1, 1996 and August 31, 1996, respectively, and in a Current Report on Form 8-K dated October 31, 1996. The following information supplements those descriptions.

          On January 13, 1997, the Company and Marvin Lumber and Cedar Company announced that they have agreed to a comprehensive settlement of all claims with respect to the Marcon Coating, Inc. and Viratec Thin Firms, Inc. litigation.
The settlement completes the Company's purchase of the joint venture businesses from Marvin Lumber and Cedar Company. The Company has agreed to pay $41 million to Marvin Lumber and Cedar Company on or before January 27, 1997, for their 50% interest in the two businesses and certain leased assets. Both parties have agreed to irrevocably release the other from all outstanding claims related to this litigation, other than certain trade accounts payable in the ordinary course of business.

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SIGNATURE

       Pursuant to the requirements of Section 12 of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.


Dated:   January 13, 1997

                                 APOGEE ENTERPRISES, INC.



                                 By /s/ Terry L. Hall
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                                    Terry L. Hall
                                    Vice President and
                                    Chief Financial Officer

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